Exhibit 10.6

SHARE EXCHANGE AGREEMENT

This SHARE EXCHANGE AGREEMENT (this "Agreement") is entered into as of this 13th day of November, 2017 (the "Effective Date"), by and between Sunburst Acquisitions V, Inc., a Colorado corporation (hereinafter referred to as "Sunburst"), Success Green (Group) Limited, a British Virgin Islands business company ("Success Green"), and Terence Ho, the sole shareholder of 100% of the issued and outstanding capital stock of Success Green ("Ho") and CEO of Sunburst.

WHEREAS, Sunburst is a publicly reporting company organized under the laws of Colorado with no significant operations;

WHEREAS, Ho owns 100% of the issued and outstanding capital stock of Success Green;

WHEREAS, Success Green owns 100% of the issued and outstanding capital stock of Success Green (International) Limited ("Success Green HK"), a Hong Kong limited liability company organized under the laws of Hong Kong;

WHEREAS, on March 14, 2017, Shenzhen ZhenLongBao Investment Consulting Co., Ltd. ("WOFE"), a wholly foreign owned enterprise of Success Green HK and incorporated under the laws of the People's Republic of China ("PRC") and solely controlled by Mr. Ho, entered into a series of contractual agreements with Guangxiang He and Zhanling Lei, together holding 100% equity interest in ZhaoQing NengCheng Import and Export Co., Ltd., a company incorporated under the laws of the PRC ("ZhaoQing," and together with Success Green, Success Green HK and WOFE, collectively, the "Group"), in which WOFE effectively assumed management of the business activities of ZhaoQing and has the right to appoint all executives and senior management and the members of the board of directors of ZhaoQing;

WHEREAS, Sunburst desires to acquire 100% of the issued and outstanding equity securities of Success Green (the "Success Green Shares") from Ho in exchange (the "Exchange") for the issuance by Sunburst to Ho of an aggregate of 72,265,000 newly issued shares of Sunburst and Ho desires to exchange the Success Green Shares for such newly issued shares of Sunburst on the terms described herein;

WHEREAS, on the Closing Date, and as a result of the transactions contemplated hereby, Success Green will become a wholly-owned subsidiary of Sunburst;

NOW THEREFORE, on the basis of the foregoing stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived here from, and intending to be legally bound hereby, it is hereby agreed as follows:

ARTICLE I
REPRESENTATIONS, COVENANTS, AND WARRANTIES OF SUCCESS GREEN

As an inducement to, and to obtain the reliance of Sunburst, except as set forth in the Schedules of Success Green attached hereto (the "SG Disclosure Schedules"), Success Green hereby represents and warrants to Sunburst as of the Closing Date (as defined below) as follows. As used herein, the term "knowledge of the Group" or similar language refers to the actual knowledge of the executive officers of Success Green.

Exhibit 10.6 -- Page 1

Section 1.01 Incorporation. Each member of the Group is organized under the laws of the jurisdiction set forth in Schedule 1.01(b) to the SG Disclosure Schedules, is duly formed or organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned by each member of the Group to be conducted. Each member of the Group is in possession of all governmental or third-party approvals necessary to own, lease and operate the properties it purports to own, operate or lease, to carry on its business as it is now being conducted, to consummate the transactions contemplated by this Agreement. No member of the Group is in violation of any of the provisions of their respective charter or organization documents. The ownership records (which have been delivered to Sunburst) of each Group member's registered capital are true, complete and accurate records of such ownership as of the date of such records and contain all transfers of such registered capital since the time of their respective organization. No member of the Group is required to qualify to do business as a foreign corporation in any other jurisdiction, except where the failure to so qualify would not have a material adverse effect on: (i) the assets, liabilities, results of operations, condition (financial or otherwise) or business of the Group taken as a whole; or (ii) the ability of Success Green to perform its obligations hereunder, but, to the extent applicable, shall exclude any circumstance, change or effect to the extent resulting or arising from: (A) any change in general economic conditions in the industries or markets in which the Group operates so long as the Group is not disproportionately (in a material manner) affected by such changes; (x) national or international political conditions, including any engagement in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack so long as the Group is not disproportionately (in a material manner) affected by such changes; (y) changes in United States generally accepted accounting principles, or the interpretation thereof; or (z) the entry into or announcement of this Agreement, actions contemplated by this Agreement, or the consummation of the transactions contemplated hereby (a "Material Adverse Effect").

Section 1.02 Authorized Shares. Authorized Shares. The number of shares which Success Green is authorized to issue consists of 50,000 shares of a single class, par value US$1.00 per share. There 1 share currently of Success Green issued and outstanding. The issued and outstanding shares of Success Green are validly issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

Section 1.03 Subsidiaries. Except as set forth on Schedule 1.03 to the SG Disclosure Schedules (which sets forth the corporate structure of the Group), Success Green does not have any subsidiaries, and does not own, beneficially or of record, any shares of any other entity.

Section 1.04 Financial Statements.

(a) Included in the Schedule A are: (i) the audited balance sheets of Success Green as of December 31, 2016 and December 31, 2015 and the related audited statements of operations, stockholders' equity and cash flows for the fiscal years ended December 31, 2016 and December 31, 2015 together with the notes to such statements and the opinion of WWC PC, independent certified public accountants, and (ii) the unaudited financial statements of Success Green for the quarter ended June 30, 2017 (the "Financial Statements").

(b) The Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The Success Green balance sheets included as part of the Financial Statements are true and accurate and present fairly as of their respective dates the financial condition of Success Green. As of the date of such balance sheets, except as and to the extent reflected or reserved against therein, Success Green had no liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of Success Green, in accordance with generally accepted accounting principles. The statements of operations, stockholders' equity and cash flows included as part of the Financial Statements reflect fairly the information required to be set forth therein by generally accepted accounting principles.

Exhibit 10.6 -- Page 2

Section 1.05 Information. The information concerning the Group set forth in this Agreement and the SG Disclosure Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 1.06 Options or Warrants. Except as set forth in Schedule 1.06 to the SG Disclosure Schedules, there are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued stock of any member of the Group.

Section 1.07 Absence of Certain Changes or Events. Except as disclosed in the SG Disclosure Schedules or the Financial Statements, since June 30, 2017:

(a) There has not been any material adverse change in the business, operations, properties, assets, or condition (financial or otherwise) of the Group;

(b) No member of the Group has: (i) amended its memorandum of association or articles of association or other organizational documents; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its shares; (iii) made any material change in its method of management, operation or accounting, (iv) entered into any other material transaction other than sales in the ordinary course of its business; or (v) made any increase in or adoption of any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees; and

(c) No member of the Group has: (i) granted or agreed to grant any options, warrants or other rights for its stocks, bonds or other corporate securities calling for the issuance thereof, (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except as disclosed herein and except liabilities incurred in the ordinary course of business; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights or canceled, or agreed to cancel, any debts or claims; or (iv) issued, delivered, or agreed to issue or deliver any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock) except in connection with this Agreement and the transaction contemplated hereby.

Section 1.08 Litigation and Proceedings. Except as disclosed on Schedule 1.08 to the SG Disclosure Schedules, there are no actions, suits, proceedings, or investigations pending or, to the knowledge of the Group after reasonable investigation, threatened by or against the Group or affecting the Group or their respective properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. No member of the Group has any knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances, which, after reasonable investigation, would result in the discovery of such a default.

Section 1.09 Contracts.

(a) All "material" contracts, agreements, franchises, license agreements, debt instruments or other commitments to which any member of the Group is a party or by which it or any of its assets, products, technology, or properties are bound, other than those incurred in the ordinary course of business, are set forth on Schedule 1.09 to the SG Disclosure Schedules (the "Material Contracts"). Such schedule contains any oral or written: (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, (iii) agreement, contract, or indenture relating to the borrowing of money, (iv) guaranty of any obligation; (vi) collective bargaining agreement; or (vii) agreement with any present or former officer or director of members of the Group.

Exhibit 10.6 -- Page 3

(b) The Material Contracts are valid and enforceable by the applicable members of the Group party thereto in all respects, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 1.10 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of any Material Contract a member of the Group is a party or to which any of their respective assets, properties or operations are subject.

Section 1.11 Compliance with Laws and Regulations. To the best of its knowledge, each member of the Group has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not have a Material Adverse Effect.

Section 1.12 Approval of Agreement. The Board of Directors of Success Green has authorized the execution and delivery of this Agreement by Success Green and has approved this Agreement and the transactions contemplated hereby.

Section 1.13 Valid Obligation. This Agreement and all agreements and other documents executed by Success Green in connection herewith constitute the valid and binding obligation of Success Green, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

ARTICLE II
REPRESENTATIONS, COVENANTS, AND WARRANTIES OF SUNBURST

As an inducement to, and to obtain the reliance of Success Green and Ho, except as set forth in the Schedules of Sunburst attached hereto (the "Sunburst Disclosure Schedules"), Sunburst hereby represents and warrants to Success Green and Ho, as of the date hereof and as of the Closing Date, as follows. As used herein, the term "knowledge of Sunburst" or similar language refers to the knowledge of Ho or any individual who has served as a named executive officer or director of Sunburst during the 36 month period prior to the execution of this Agreement.

Section 2.01 Organization. Sunburst is a corporation duly organized, validly existing, and in good standing under the laws of Colorado and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. Attached as Schedule 2.01 to the Sunburst Schedules are complete and correct copies of the certificate of incorporation and bylaws of Sunburst as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of Sunburst's certificate of incorporation or bylaws. Sunburst has taken all action required by law, its certificate of incorporation, its bylaws, or otherwise to authorize the execution and delivery of this Agreement, and Sunburst has full power, authority, and legal right and has taken all action required by law, its certificate of incorporation, bylaws, or otherwise to consummate the transactions herein contemplated.

Exhibit 10.6 -- Page 4

Section 2.02 Capitalization.

(a) Sunburst's authorized capitalization consists of (a) 700,000,000 shares of Common Stock, of which 27,735,000 shares are issued and outstanding prior to the transactions, and (b) 20,000,000 shares of preferred stock, no par value, none of which are issued and outstanding. All issued and outstanding shares of Common Stock are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person or entity. As of the Closing Date, no shares of Common Stock were reserved for issuance upon the exercise of outstanding options or warrants to purchase the Common Stock or other equity-linked securities of Sunburst and no shares of preferred stock were reserved for issuance to any party. All outstanding Common Stock have been issued and granted in compliance with: (i) all applicable securities laws and (in all material respects) other applicable laws and regulations, and (ii) all requirements set forth in any material contracts, agreements, franchises, license agreements, debt instruments or other commitments to which Sunburst is a party or by which it or any of its assets or properties are bound, all of which are set forth on Schedule 2.02 to the Sunburst Disclosure Schedules (the "Sunburst Material Contracts").

(b) There are no equity securities, partnership interests or similar ownership interests of any class of any equity security of Sunburst, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except as contemplated by this Agreement or as set forth in Schedule 2.02 to the Sunburst Disclosure Schedules, there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Sunburst is a party or by which it is bound obligating Sunburst to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of Sunburst or obligating Sunburst to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement. There is no plan or arrangement to issue Common Stock or preferred stock of Sunburst except as set forth in this Agreement and in the Memorandum.

(c) Except as contemplated by this Agreement and except as set forth in Schedule 2.02 to the Sunburst Disclosure Schedules, there are no registration rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreement or understanding to which Sunburst is a party or by which it is bound with respect to any equity security of any class of Sunburst, and there are no agreements to which Sunburst is a party, or which Sunburst has knowledge of, which conflict with this Agreement or the transactions contemplated herein or otherwise prohibit the consummation of the transactions contemplated hereunder.

Section 2.03 Subsidiaries and Predecessor Corporations. Sunburst does not have any predecessor corporation(s) or subsidiaries, and does not own, beneficially or of record, any shares of any other entity.

Exhibit 10.6 -- Page 5

Section 2.04 SEC Filings; Financial Statements.

(a) Sunburst has made available to Ho a correct and complete copy, or there has been available on the EDGAR system maintained by the U.S. Securities and Exchange Commission (the "SEC"), copies of each report, registration statement and definitive proxy statement filed by Sunburst with the SEC for the 10 years prior to the date of this Agreement (the "Sunburst SEC Reports"), which, to Sunburst's knowledge, are all the forms, reports and documents filed by Sunburst with the SEC for the 10 years prior to the date of this Agreement. As of their respective dates, to Sunburst's knowledge, the Sunburst SEC Reports: (i) were prepared in accordance and complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and the rules and regulations of the SEC thereunder applicable to such Sunburst SEC Reports, and (ii) did not at the time they were filed (and if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing and as so amended or superseded) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) Each set of financial statements (including, in each case, any related notes thereto) contained in the Sunburst SEC Reports comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with U.S. generally accepted accounting principles, applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, do not contain footnotes as permitted by Form 10-Q promulgated under the Exchange Act) and each fairly presents in all material respects the financial position of Sunburst at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal adjustments which were not or are not expected to have a material adverse effect on: (i) the assets, liabilities, results of operations, condition (financial or otherwise) or business of Sunburst; or (ii) the ability of Sunburst to perform its obligations hereunder, but, to the extent applicable, shall exclude any circumstance, change or effect to the extent resulting or arising from: (A) any change in general economic conditions in the industries or markets in which Sunburst operates so long as Sunburst is not disproportionately (in a material manner) affected by such changes; (x) national or international political conditions, including any engagement in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack so long as Sunburst is not disproportionately (in a material manner) affected by such changes; (y) changes in United States generally accepted accounting principles, or the interpretation thereof; or (z) the entry into or announcement of this Agreement, actions contemplated by this Agreement, or the consummation of the transactions contemplated hereby (a "Sunburst Material Adverse Effect").

 (c) As of the date of all balance sheets included in the Sunburst SEC Reports, except as and to the extent reflected or reserved against therein, Sunburst had no liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto prepared in accordance with U.S. generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of Sunburst, in accordance with U.S. generally accepted accounting principles. All statements of operations, stockholders' equity and cash flows included in the Sunburst SEC Reports reflect fairly the information required to be set forth therein by U.S. generally accepted accounting principles.

(d) For the 36 month period prior to the date of this Agreement, Sunburst has maintained a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

Exhibit 10.6 -- Page 6

(e) Sunburst has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable.

(f) Sunburst has timely filed all state, federal or local income and/or franchise tax returns required to be filed by it from inception to the date hereof. Each of such income tax returns reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial.

(g) The books and records, financial and otherwise, of Sunburst are in all material aspects complete and correct and have been maintained in accordance with good business and accounting practices.

Section 2.05 Exchange Act Compliance. Sunburst is in compliance with, and current in, all of the reporting, filing and other requirements under the Exchange Act, the Common Stock is registered under Section 12(g) of the Exchange Act, and Sunburst is in compliance with all of the requirements under, and imposed by, Section 12(g) of the Exchange Act.

Section 2.06 Information. The information concerning Sunburst set forth in this Agreement, the Sunburst Schedules and the Sunburst SEC Reports is complete and accurate in all material respects and does not contain any untrue statements of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. In addition, Sunburst has fully disclosed in writing to Ho (through this Agreement or the Sunburst Schedules) all information relating to matters involving Sunburst or its assets or its present or past operations or activities which: (i) indicated or may indicate, in the aggregate, the existence of a greater than $1,000 liability, (ii) have led or may lead to a competitive disadvantage on the part of Sunburst or (iii) either alone or in aggregation with other information covered by this Section, otherwise have led or may lead to Sunburst Material Adverse Effect, including, but not limited to, information relating to governmental, employee, environmental, litigation and securities matters or proceedings and transactions with affiliates.

Section 2.07 Absence of Certain Changes or Events. Since the date of the most recent Sunburst balance sheet included in the Sunburst SEC Reports:

(a) there has not been: (i) any material adverse change in the business, operations, properties, assets or condition of Sunburst or (ii) any damage, destruction or loss to Sunburst (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets or condition of Sunburst;

(b) Sunburst has not: (i) amended its certificate of incorporation or bylaws except as required by this Agreement; (ii) declared or made, or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are outside of the ordinary course of business or material considering the business of Sunburst; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any transactions or agreements of any kind or nature; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its salaried employees whose monthly compensation exceed $1,000; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for or with its officers, directors, or employees;

Exhibit 10.6 -- Page 7

(c) Sunburst has not: (i) granted or agreed to grant any options, warrants, or other rights for its stock, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent); (iii) paid or agreed to pay any material obligations or liabilities (absolute or contingent) other than current liabilities reflected in or shown on the most recent Sunburst balance sheet and current liabilities incurred since that date in the ordinary course of business and professional and other fees and expenses in connection with the preparation of this Agreement and the consummation of the transaction contemplated hereby; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights, or canceled, or agreed to cancel, any debts or claims; (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of Sunburst; or (vi) issued, delivered or agreed to issue or deliver, any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock), except in connection with this Agreement; and

(d) to its knowledge, Sunburst has not become subject to any law or regulation which materially and adversely affects, or in the future, may adversely affect, the business, operations, properties, assets or condition of the Group.

Section 2.08 Litigation and Proceedings. There are no actions, suits, proceedings or investigations pending or, to the knowledge of Sunburst after reasonable investigation, threatened by or against Sunburst or affecting Sunburst or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind except as disclosed in the Schedule 2.08 to the Sunburst Schedules. Sunburst has no knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality or any circumstance which after reasonable investigation would result in the discovery of such default.

Section 2.09 Contracts. Except for the Sunburst Material Contracts:

(a) Sunburst is not a party to, and its assets or properties are not bound by, any contract, franchise, agreement, debt instrument or other commitments whether such agreement is in writing or oral;

(b) Sunburst is not a party to or bound by, and the properties of Sunburst are not subject to any contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award; and

(c) Sunburst is not a party to any oral or written: (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, (iii) agreement, contract, or indenture relating to the borrowing of money, (iv) guaranty of any obligation, (vi) collective bargaining agreement; or (vii) agreement with any present or former officer or director of Sunburst.

Section 2.10 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated hereby and thereby will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any Sunburst Material Contracts or otherwise have a Sunburst Material Adverse Effect.

Section 2.11 Filings, Consents and Approvals. Sunburst is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other foreign, federal, state, local or other governmental authority or other person or entity in connection with the execution, delivery and performance by Sunburst of this Agreement or any document or instrument contemplated hereby or thereby, except as expressly contemplated herein.

Exhibit 10.6 -- Page 8

Section 2.12 Compliance with Laws and Regulations. To the best of its knowledge, Sunburst has complied with all applicable statutes and regulations of any federal, state, or other applicable governmental entity or agency thereof. This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities.

Section 2.13 Approval of Agreement. The Board of Directors and the holders of at least a majority of the issued and outstanding voting stock of Sunburst have duly authorized the execution and delivery of this Agreement by Sunburst and the transactions contemplated hereby.

Section 2.14 Material Transactions or Affiliations. Except as disclosed in the Sunburst SEC Reports or on Schedule 2.14 to the Sunburst Schedules, there exists no contract, agreement or arrangement between Sunburst and any predecessor and any person or entity who was at the time of such contract, agreement or arrangement an officer, director, or person owning of record or known by Sunburst to own beneficially, 5% or more of the issued and outstanding Common Stock of Sunburst and which is to be performed in whole or in part after the date hereof or was entered into not more than three years prior to the date hereof. Neither any officer, director, nor 5% stockholders of Sunburst has, or has had since inception of Sunburst, any known interest, direct or indirect, in any such transaction with Sunburst which was material to the business of Sunburst. Sunburst has no commitment, whether written or oral, to lend any funds to, borrow any money from, or enter into any other transaction with, any such affiliated person.

Section 2.15 Bank Accounts; Power of Attorney. Set forth on Schedule 2.15 to the Sunburst Schedules is a true and complete list of: (a) all accounts with banks, money market mutual funds or securities or other financial institutions maintained by Sunburst within the past twelve (12) months, the account numbers thereof, and all persons authorized to sign or act on behalf of Sunburst, (b) all safe deposit boxes and other similar custodial arrangements maintained by Sunburst within the past twelve (12) months, (c) the check ledger for the last 12 months, and (d) the names of all persons holding powers of attorney from Sunburst or who are otherwise authorized to act on behalf of Sunburst with respect to any matter, other than its officers and directors, and a summary of the terms of such powers or authorizations.

Section 2.16 Valid Obligation. This Agreement and other documents executed by Sunburst in connection herewith and therewith constitute the valid and binding obligation of Sunburst, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 2.17 Title to Property. Sunburst does not own or lease any real property or personal property. There are no options or other contracts under which Sunburst has a right or obligation to acquire or lease any interest in real property or personal property.

Section 2.18 Questionable Payments. Neither Sunburst nor, to Sunburst's knowledge, any of its current or former stockholders, directors, officers, employees, agents or other persons or entities acting on behalf of Sunburst, has on behalf of Sunburst or in connection with Sunburst's business: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) made any false or fictitious entries on the books and records of Sunburst; or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

Section 2.19 Solvency. Sunburst has not: (a) made a general assignment for the benefit of creditors; (b) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by its creditors; (c) suffered the appointment of a receiver to take possession of all, or substantially all, of its assets; (d) suffered the attachment or other judicial seizure of all, or substantially all, of its assets; (e) admitted in writing its inability to pay its debts as they come due; or (f) made an offer of settlement, extension or composition to its creditors generally.

Exhibit 10.6 -- Page 9

Section 2.20 OFAC. None of Sunburst nor, to the knowledge of Sunburst, any director, officer, agent, employee, affiliate or person acting on behalf of Sunburst, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC"); and Sunburst has not heretofore engaged in any transaction to lend, contribute or otherwise make available it funds or the funds of any joint venture partner or other person or entity towards any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any person or entity currently subject to any U.S. sanctions administered by OFAC.

Section 2.21 Intellectual Property. Sunburst does not own, license or otherwise have any right, title or interest in any intellectual property.

Section 2.22 Employees; Consultants, etc. Except as disclosed in the Sunburst SEC Reports, Sunburst has no employees, officers, directors, agents or consultants. Sunburst maintains no employee benefit plans or programs of any kind or nature.

Section 2.23 Insurance. Sunburst does not hold or maintain, nor is Sunburst obligated to hold or maintain, any insurance on behalf for itself or its assets or for any officer, director, employee or stockholder of Sunburst.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF
HO

As an inducement to Sunburst, Ho hereby represents and warrants to Sunburst as follows.

Section 3.01 Success Green Shares. The Success Green Shares represent 100% of the issued and outstanding capital stock of Success Green. Ho is the record and beneficial owner, and has good title to, all of the Success Green Shares.  Ho has the right and authority to sell and deliver its Success Green Shares, free and clear of all liens, claims, charges, encumbrances, pledges, mortgages, security interests, options, rights to acquire, proxies, voting trusts or similar agreements, restrictions on transfer or adverse claims of any nature whatsoever. Upon delivery of any certificate or certificates duly assigned, representing the Success Green Shares as herein contemplated and/or upon registering of Sunburst as the new owner of the Success Green Shares in the share register of Success Green, Sunburst will receive good title to the Success Green Shares owned by Ho.

Section 3.02 Power and Authority. Ho has the legal power, capacity and authority to execute and deliver this Agreement to consummate the transactions contemplated by this Agreement, and to perform his obligations under this Agreement. This Agreement constitutes a legal, valid and binding obligation of Ho, enforceable against Ho in accordance with the terms hereof, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought..

Section 3.03 No Conflicts. The execution and delivery of this Agreement by Ho and the performance by Ho of its obligations hereunder in accordance with the terms hereof: (a) will not require the consent of any third party or governmental entity under any laws; (b) will not violate any laws applicable to Ho and (c) will not violate or breach any contractual obligation to which Ho is a party.

Section 3.04 Purchase Entirely for Own Account. The Exchange Shares (as defined in Section 4.01 herein) proposed to be acquired by Ho pursuant to the terms hereof will be acquired for investment for Ho's own account, and not with a view to the resale or distribution of any part thereof.

Exhibit 10.6 -- Page 10

Section 3.05 Acquisition of Exchange Shares for Investment.

(a) Ho is acquiring the Exchange Shares for investment purposes and for Ho's own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and Ho has no present intention of selling, granting any participation in, or otherwise distributing the same. Such Ho further represents that he does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Exchange Shares.

(b) Ho represents and warrants that he: (i) can bear the economic risk of his respective investments, and (ii) possesses such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the investment in Sunburst and its securities.

(c) Ho is not a "U.S. Person" as defined in Rule 902(k) of Regulation S of the Securities Act ("Regulation S") and understands that the Exchange Shares are not registered under the Securities Act and that the issuance thereof to Ho is intended to be exempt from registration under the Securities Act pursuant to Regulation S.  Ho has no intention of becoming a U.S. Person. At the time of the origination of contact concerning this Agreement and the date of the execution and delivery of this Agreement, Ho was outside of the United States.

(d) Ho acknowledges that neither the SEC, nor the securities regulatory body of any state or other jurisdiction, has received, considered or passed upon the accuracy or adequacy of the information and representations made in this Agreement.

(e) Ho understands that the Exchange Shares may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Exchange Shares or any available exemption from registration under the Securities Act, the Exchange Shares may have to be held indefinitely.

ARTICLE IV
PLAN OF EXCHANGE

Section 4.01 The Exchange.

(a) On the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined in Section 4.03), Ho shall assign, transfer and deliver, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, all of the Success Green Shares owned by Ho to Sunburst, with the objective of such Exchange being the acquisition by Sunburst of 100% of the issued and outstanding shares of capital stock of Success Green.

(b) In consideration of the transfer of the Success Green Shares to Sunburst by the Ho, Sunburst shall issue to Ho an aggregate of 72,265,000 newly issued shares of Common Stock (the "Exchange Shares"), representing in the aggregate 72.27% of the issued and outstanding shares of Common Stock.

(c) At the Closing Date, Ho shall, on surrender of its certificate or certificates representing the Success Green Shares owned by Ho to Sunburst or its registrar or transfer agent, be entitled to receive the Exchange Shares.

Section 4.02 Closing. The closing of the transactions contemplated by this Agreement (the "Closing," and the date of the Closing, the "Closing Date") shall occur and shall be deemed to be effective immediately on Effective Date. Such Closing shall take place at a mutually agreeable time and place, and be conditioned upon all of the conditions to closing set forth in this Agreement being met.

Exhibit 10.6 -- Page 11

Section 4.03 Closing Events. At the Closing, Sunburst, Success Green and Ho shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered), any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

Section 4.04 Termination. This Agreement may be terminated by the parties only in the event that the parties do not meet the conditions precedent set forth in Articles VI and VII. If this Agreement is terminated pursuant to this section, this Agreement shall be of no further force or effect, and no obligation, right or liability shall arise hereunder.

ARTICLE V
OTHER AGREEMENTS AND COVENANTS

Section 5.01 Legends. Ho acknowledges and agrees that each certificate representing the Exchange Shares shall be endorsed with the following legends, in addition to any other legend required to be placed thereon by applicable federal or state securities laws:

"THE SECURITIES ARE BEING OFFERED TO INVESTORS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("SECURITIES ACT")) AND WITHOUT REGISTRATION WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT IN RELIANCE UPON REGULATION S PROMULGATED UNDER THE SECURITIES ACT."

"TRANSFER OF THESE SECURITIES IS PROHIBITED, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT."

Section 5.02 Delivery of Books and Records. At the Closing, Sunburst shall deliver to Ho or his representatives the originals of the corporate minute books, books of account, contracts, records, and all other books or documents of Sunburst which are now in the possession of Sunburst or its representatives.

Section 5.03 Third Party Consents and Certificates. Sunburst and Ho agree to cooperate with each other in order to obtain any required third-party consents to this Agreement and the transactions herein contemplated.

Section 5.05 Sales of Securities Under Rule 144, If Applicable.

(a) Sunburst will use its best efforts to at all times satisfy the current public information requirements of Rule 144 promulgated under the Securities Act so that its shareholders can sell restricted securities that have been held for the applicable restricted period as required by Rule 144 as it is from time to time amended.

(b) Upon being informed in writing by any person holding restricted stock of Sunburst that such person intends to sell any shares under rule 144 promulgated under the Securities Act (including any rule adopted in substitution or replacement thereof), Sunburst will certify in writing to such person that it is compliance with Rule 144 current public information requirement to enable such person to sell such person's restricted stock under Rule 144, as may be applicable under the circumstances.

Exhibit 10.6 -- Page 12

(c) If any certificate representing any such restricted stock is presented to Sunburst's transfer agent for registration or transfer in connection with any sales theretofore made under Rule 144, provided such certificate is duly endorsed for transfer by the appropriate person(s) or accompanied by a separate stock power duly executed by the appropriate person(s) in each case with reasonable assurances that such endorsements are genuine and effective, and is accompanied by a legal opinion that such transfer has complied with the requirements of Rule 144, as the case may be, Sunburst will promptly instruct its transfer agent to register such transfer and to issue one or more new certificates representing such shares to the transferee and, if appropriate under the provisions of Rule 144, as the case may be, free of any stop transfer order or restrictive legend.

Section 5.06 Payment of Liabilities. Recognizing the need to extinguish all existing liabilities of Sunburst prior to the Exchange, Ho has indicated it will not enter into this Agreement unless Sunburst has arranged for the payment and discharge of all of Sunburst's liabilities, including all of Sunburst's accounts payable and any outstanding legal fees incurred prior to the Closing Date. Accordingly, Sunburst has agreed to arrange for the payment and discharge of all such liabilities.

Section 5.07 Assistance with Post-Closing SEC Reports and Inquiries Upon the reasonable request of Ho, after the Closing Date, Sunburst shall cause Ho to use his reasonable best efforts to provide such information available to him, including information, filings, reports, financial statements or other circumstances of Sunburst occurring, reported or filed prior to the Closing, as may be necessary or required by Sunburst for the preparation of the reports that Sunburst is required to file after Closing with the SEC to remain in compliance and current with its reporting requirements under the Exchange Act.

ARTICLE VI
CONDITIONS PRECEDENT TO OBLIGATIONS OF SUNBURST

The obligations of Sunburst under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 6.01 Accuracy of Representations and Performance of Covenants. The representations and warranties made by Success Green and Ho in this Agreement were true when made and shall be true at the Closing Date. Success Green and Ho shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing.

Section 6.02 Officer's Certificate. Sunburst shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of Success Green to the effect that no litigation, proceeding, investigation, or inquiry is pending, or to the best knowledge of Success Green threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement, or, to the extent not disclosed in the SG Schedules, which might result in any material adverse change in any of the assets, properties, business, or operations of the Group.

Section 6.03 Good Standing. Sunburst shall have received a certificate of good standing from The Registrar of Corporate Affairs of the British Virgin Islands, dated as of no less than fifteen (15) business days prior the Closing Date, certifying that Success Green is in good standing as a company in the British Virgin Islands.

Section 6.04 No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

Section 6.05 Consents. All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of Success Green and the Group after the Closing Date on the basis as presently operated shall have been obtained.

Exhibit 10.6 -- Page 13

ARTICLE VII
CONDITIONS PRECEDENT TO OBLIGATIONS OF
SUCCESS GREEN AND HO

The obligations of Success Green and Ho under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 7.01 Accuracy of Representations and Performance of Covenants. The representations and warranties made by Sunburst in this Agreement were true when made and shall be true as of the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date. Additionally, Sunburst shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by Sunburst.

Section 7.02 Closing Certificate. Ho shall have been furnished with certificates dated the Closing Date and signed by duly authorized executive officers of Sunburst, to the effect that no litigation, proceeding, investigation or inquiry is pending, or to the best knowledge of Sunburst threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the Sunburst Schedules, by or against Sunburst, which might result in any material adverse change in any of the assets, properties or operations of Sunburst.

Section 7.03 Officer's Certificate. Ho shall have been furnished with certificates dated the Closing Date and signed by duly authorized executive officers of Sunburst, certifying that there are no existing liabilities as of the Closing Date and that each representations and warranties of Sunburst contained in this Agreement shall be true and correct on and as of the Closing Date.

Section 7.04 Secretary's Certificate. Ho shall have been furnished with a certificate dated the Closing Date and signed by the secretary of Sunburst, certifying to the Ho the resolutions adopted by the Board of Directors of Sunburst approving, as applicable, the transactions contemplated by this Agreement and the issuance of the Exchange Shares, certifying the current versions of its certificates of incorporation and bylaws or other organizational documents and certifying as to the signatures and authority of persons signing this Agreement and related documents on its behalf.

Section 7.05 Good Standing. Ho shall have received a certificate of good standing from the Secretary of State of Colorado, dated as of a date within ten days prior to the Closing Date, certifying that Sunburst is in good standing as a corporation in the State of Colorado and has filed all tax returns required to have been filed by it to date and has paid all taxes reported as due thereon.

Section 7.06 No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

Section 7.07 Consents. All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of Sunburst after the Closing Date on the basis as presently operated shall have been obtained.

Exhibit 10.6 -- Page 14

ARTICLE VIII
MISCELLANEOUS

Section 8.01 Brokers. The parties agree that there were no finders or brokers involved in bringing the parties together or who were instrumental in the negotiation, execution or consummation of this Agreement. Sunburst and Ho each agree to indemnify the other against any claim by any third person for any commission, brokerage, or finder's fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

Section 8.02 Governing Law; Venue. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO (INCLUDING ITS AFFILIATES, AGENTS, OFFICERS, DIRECTORS AND EMPLOYEES) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 8.03 Notices. All notices, requests, demands and other communications provided in connection with this Agreement shall be in writing and shall be deemed to have been duly given at the time when hand delivered, delivered by express courier, or sent by facsimile (with receipt confirmed by the sender's transmitting device) in accordance with the contact information provided below or such other contact information as the parties may have duly provided by notice.

Any such notice or communication shall be deemed to have been given: (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted by facsimile and receipt is confirmed by printed receipt and (iv) three (3) days after mailing, if sent by registered or certified mail.

Section 8.04 Confidentiality. Each party hereto agrees with the other that, unless and until the transactions contemplated by this Agreement have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except: (i) to the extent such data or information is published, is a matter of public knowledge, or is required by law to be published; or (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement. In the event of the termination of this Agreement, each party shall return to the other party all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each party will continue to comply with the confidentiality provisions set forth herein.

Exhibit 10.6 -- Page 15

Section 8.05 Schedules; Knowledge. Each party is presumed to have full knowledge of all information set forth in the other party's schedules delivered pursuant to this Agreement.

Section 8.06 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person or entity.

Section 8.07 Expenses. Whether or not the Exchange is consummated, each of the parties hereto will bear their own respective expenses, including legal, accounting and professional fees, incurred in connection with the Exchange or any of the other transactions contemplated hereby.

Section 8.08 Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

Section 8.09 Survival; Termination. The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of two years.

Section 8.10 Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

Section 8.01 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may by amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

Section 8.02 Best Efforts. Subject to the terms and conditions herein provided, each party shall use its best efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable. Each party also agrees that it shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein, both prior to and following the Closing.

[Signature Page Follow]

Exhibit 10.6 -- Page 16

IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first-above written.

SUNBURST ACQUISITIONS V, INC.

By:	/s/ Terence Ho
Name: Terence Ho
Title: CEO

SUCCESS GREEN (GROUP) LIMITED

By:	/s/ Terence Ho
Name: Terence Ho
Title: Director

TERENCE HO /s/ TERENCE HO

Exhibit 10.6 -- Page 17

Schedule A

Success Green's Financial Statements

Exhibit 10.6 -- Page 18